FICO Announces Earnings of $0.51 per Share for Second Quarter Fiscal 2013

Revenue of $179 million vs. $160 million in prior year

SAN JOSE, Calif., April 24, 2013 /PRNewswire/ -- FICO (NYSE:FICO), a leading predictive analytics and decision management software company, today announced financial results for its second fiscal quarter ended March 31, 2013.

(Logo: http://photos.prnewswire.com/prnh/20111010/CG83314LOGO)

Second Quarter Fiscal 2013 GAAP Results
Net income for the quarter totaled $18.5 million, or $0.51 per share, versus $20.0 million, or $0.55 per share, reported in the prior year period.

Second Quarter Fiscal 2013 Non-GAAP Results
Non-GAAP Net Income for the quarter was $25.4 million vs. $24.1 million in the prior year period. Non-GAAP EPS for the quarter was $0.69 vs. $0.66 in the prior year period. Free cash flow for the quarter was $31.4 million vs. $36.0 million in the prior year period. The Non-GAAP financial measures are described in the financial table captioned "Non-GAAP Results" and are reconciled to the corresponding GAAP results in the financial tables at the end of this release.

Second Quarter Fiscal 2013 GAAP Revenue
The company reported revenues of $179.3 million for the quarter as compared to $159.5 million reported in the prior year period, an increase of 12%.

"We continue to pursue initiatives that will propel our growth and generate recurring revenue streams within and beyond our core financial services business," said Will Lansing, chief executive officer. "Despite the softness we saw in license sales this quarter, we remain committed to our guidance for the year, and confident in our long-term strategy to capitalize upon the enormous opportunities we see in Big Data analytics."

Revenues for the second quarter fiscal 2013 across each of the company's three operating segments were as follows:

  Applications revenues, which include the company's preconfigured Decision Management applications and associated professional services, were $117.2 million in the second quarter compared to $96.1 million in the prior year quarter, an increase of 22%. This was due to revenues associated with last year's acquisition of Adeptra, Ltd. and increases in Fraud Solutions revenues.
  Scores revenues, which include the company's business-to-business (B2B) scoring solutions and associated professional services, and the myFICO® business-to-consumer (B2C) service, were $44.1 million in the second quarter compared to $44.4 million in the prior year quarter, a decrease of 1%.
  Tools revenues, which include Blaze Advisor®, Xpress Optimization and related professional services, were $18.0 million in the second quarter compared to $19.0 million in the prior year quarter, a decrease of 5%, primarily due to fewer license sales recorded during the quarter.

Outlook
The company is reiterating the previously issued GAAP guidance for fiscal 2013, as follows:

Fiscal 2013 GAAP Guidance
Revenue	$760 million - $770 million
GAAP Net Income	$100 million
GAAP Earnings Per Share	$2.80

In addition, the company is providing Non-GAAP guidance for fiscal 2013, as follows:

New Fiscal 2013 Non-GAAP Guidance
Non-GAAP Net Income	$128 million
Non-GAAP Earnings Per Share	$3.60

The Non-GAAP financial measures are described in the financial table captioned "Non-GAAP Results."

Company to Host Conference Call
The company will host a webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to report its second quarter fiscal 2013 results and provide various strategic and operational updates. The call can be accessed at FICO's Web site at www.FICO.com (follow the instructions on the Investor Relations page). A replay of the webcast will be available through May 24, 2013.

The webcast will also be distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson's password-protected event management site, StreetEvents (www.streetevents.com).

About FICO
FICO (NYSE:FICO) delivers superior predictive analytics that drive smarter decisions. The company's groundbreaking use of mathematics to predict consumer behavior has transformed entire industries and revolutionized the way risk is managed and products are marketed. FICO's innovative solutions include the FICO® Score — the standard measure of consumer credit risk in the United States — along with the industry-leading solutions for managing credit accounts, identifying and minimizing the impact of fraud, and customizing consumer offers with pinpoint accuracy. Most of the world's top banks, as well as leading insurers, retailers, pharma businesses and government agencies rely on FICO solutions to accelerate growth, control risk, boost profits and meet regulatory and competitive demands. FICO also helps millions of individuals manage their personal credit health through www.myFICO.com. Learn more at www.fico.com. FICO: Make every decision count.

Statement Concerning Forward-Looking Information
Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company's Decision Management strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to realize the anticipated benefits of any acquisitions, continuing material adverse developments in global economic conditions or in the markets we serve, and other risks described from time to time in FICO's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2012 and Form 10-Q for the quarter ended December 31, 2012. If any of these risks or uncertainties materializes, FICO's results could differ materially from its expectations. FICO disclaims any intent or obligation to update these forward-looking statements.

FICO, myFICO and Blaze Advisor are all trademarks or registered trademarks of Fair Isaac Corporation in the United States and in other countries.

-Financial tables follow-

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
March 31, 2013 and September 30, 2012
(In thousands)
(Unaudited)

	March 31,	September 30,
	2013	2012
ASSETS:
Current assets:
Cash and cash equivalents	$ 131,150	$ 71,609
Marketable securities	-	22,008
Accounts receivable, net	132,906	142,595
Prepaid expenses and other current assets	21,174	23,113
Total current assets	285,230	259,325

Marketable securities and investments	17,525	16,500
Property and equipment, net	48,630	41,080
Goodwill and intangible assets, net	821,021	809,803
Other assets	25,935	31,903
	$ 1,198,341	$ 1,158,611

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and other accrued liabilities	$ 53,885	$ 62,603
Accrued compensation and employee benefits	36,585	50,043
Deferred revenue	51,803	47,959
Current maturities on long-term debt	49,000	49,000
Total current liabilities	191,273	209,605

Senior notes	455,000	455,000
Other liabilities	21,843	19,600
Total liabilities	668,116	684,205

Stockholders' equity	530,225	474,406
	$ 1,198,341	$ 1,158,611

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Quarters and Six Months Ended March 31, 2013 and 2012
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Six Months Ended
	March 31,		March 31,
	2013	2012	2013	2012

Revenues:
Transactional and maintenance	$ 126,439	$ 114,843	$ 256,337	$ 229,026
Professional services	34,109	30,461	66,446	59,154
License	18,777	14,217	46,562	41,690
Total revenues	179,325	159,521	369,345	329,870

Operating expenses:
Cost of revenues	58,856	48,814	115,004	94,788
Research & development	16,021	13,986	30,573	27,035
Selling, general and administrative	67,638	57,035	137,303	114,359
Amortization of intangible assets	3,604	1,490	6,976	3,420
Restructuring and acquisition-related	-	-	3,289	-
	146,119	121,325	293,145	239,602
Operating income	33,206	38,196	76,200	90,268
Other expense, net	(7,819)	(8,512)	(15,770)	(16,959)
Income from operations before income taxes	25,387	29,684	60,430	73,309
Provision for income taxes	6,892	9,672	18,514	23,300
Net income	$ 18,495	$ 20,012	$ 41,916	$ 50,009

Basic earnings per share:	$ 0.52	$ 0.57	$ 1.19	$ 1.40
Diluted earnings per share:	$ 0.51	$ 0.55	$ 1.15	$ 1.36

Shares used in computing earnings per share:
Basic	35,664	35,331	35,350	35,685
Diluted	36,492	36,552	36,318	36,721

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended March 31, 2013 and 2012
(In thousands)
(Unaudited)

	Six Months Ended
	March 31,
	2013	2012
Cash flows from operating activities:
Net income	$ 41,916	$ 50,009
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	16,433	10,049
Share-based compensation	12,245	9,384
Changes in operating assets and liabilities	3,954	16,075
Other, net	(5,594)	(2,041)
Net cash provided by operating activities	68,954	83,476

Cash flows from investing activities:
Purchases of property and equipment	(17,123)	(13,364)
Net activity from marketable securities	22,000	60,588
Cash paid for acquisitions, net of cash acquired	(28,438)	-
Other, net	50	(199)
Net cash provided by (used in) investing activities	(23,511)	47,025

Cash flows from financing activities:
Proceeds from issuances of common stock	15,998	33,401
Repurchases of common stock	-	(156,773)
Other, net	(98)	1,988
Net cash provided by (used in) financing activities	15,900	(121,384)

Effect of exchange rate changes on cash	(1,802)	1,167

Increase in cash and cash equivalents	59,541	10,284
Cash and cash equivalents, beginning of period	71,609	135,752
Cash and cash equivalents, end of period	$ 131,150	$ 146,036

FAIR ISAAC CORPORATION
REVENUE BY SEGMENT
For the Quarters and Six Months Ended March 31, 2013 and 2012
(In thousands)
(Unaudited)

	Quarter Ended		Six Months Ended
	March 31,		March 31,
	2013	2012	2013	2012

Applications revenues:
Transactional and maintenance	$ 76,012	$ 63,523	$ 155,637	$ 127,795
Professional services	27,315	25,756	53,474	50,083
License	13,888	6,855	32,811	28,472
Total applications revenues	$ 117,215	$ 96,134	$ 241,922	$ 206,350

Scores revenues:
Transactional and maintenance	$ 42,206	$ 43,636	$ 84,643	$ 85,833
Professional services	1,624	521	2,527	809
License	232	268	339	325
Total scores revenues	$ 44,062	$ 44,425	$ 87,509	$ 86,967

Tools revenues:
Transactional and maintenance	$ 8,221	$ 7,684	$ 16,057	$ 15,398
Professional services	5,170	4,184	10,445	8,262
License	4,657	7,094	13,412	12,893
Total tools revenues	$ 18,048	$ 18,962	$ 39,914	$ 36,553

Total revenues:
Transactional and maintenance	$ 126,439	$ 114,843	$ 256,337	$ 229,026
Professional services	34,109	30,461	66,446	59,154
License	18,777	14,217	46,562	41,690
Total revenues	$ 179,325	$ 159,521	$ 369,345	$ 329,870

FAIR ISAAC CORPORATION
NON-GAAP RESULTS
For the Quarters and Six Months Ended March 31, 2013 and 2012
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Six Months Ended
	March 31,		March 31,
	2013	2012	2013	2012

GAAP net income	$ 18,495	$ 20,012	$ 41,916	$ 50,009
Amortization of intangible assets (net of tax)	2,467	985	4,732	2,293
Restructuring and acquisition-related (net of tax)	-	-	2,209	-
Stock-based compensation expense (net of tax)	4,389	3,058	8,306	6,282
Non-GAAP net income	$ 25,351	$ 24,055	$ 57,163	$ 58,584

GAAP diluted earnings per share	$ 0.51	$ 0.55	$ 1.15	$ 1.36
Amortization of intangible assets (net of tax)	0.07	0.03	0.13	0.06
Restructuring and acquisition-related (net of tax)	-	-	0.06	-
Stock-based compensation expense (net of tax)	0.12	0.08	0.23	0.17
Non-GAAP diluted earnings per share	$ 0.69	$ 0.66	$ 1.57	$ 1.60

Free cash flow
Net cash provided by operating activities	$ 40,224	$ 42,327	$ 68,953	$ 83,476
Capital expenditures	(8,110)	(5,607)	(17,122)	(13,364)
Dividends paid	(715)	(710)	(1,417)	(1,427)
Free cash flow	$ 31,399	$ 36,010	$ 50,414	$ 68,685

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, and restructuring and acquisition-related items. Free cash flow excludes capital expenditures and dividends paid.  The presentation of these financial measures is not intended to be considered  in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses.  We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results.  We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

CONTACT: Investors/Analysts, Steve Weber, (800) 213-5542, investor@fico.com, or Media, Steve Astle, (415) 446-6204, stephenastle@fico.com